FRANKLIN CUSTODIAN FUNDS, INC.

                            ARTICLES SUPPLEMENTARY
                                      TO
                           ARTICLES OF INCORPORATION

      FRANKLIN CUSTODIAN FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

      FIRST:    The Corporation heretofore had authority to issue a total of nineteen billion (19,000,000,000) shares of capital stock with a par value of one cent ($.01) per share, and an aggregate par value of $190,000,000, classified as follows:

      Class Designation                          Number of Shares

      U.S. Government Securities Series Class A     2,500,000,000
      U.S. Government Securities Series Class C     2,500,000,000
      U.S. Government Securities Advisor Class      1,000,000,000

      Income Series Class A                         4,600,000,000
      Income Series Class C                         3,600,000,000
      Income Series Advisor Class                   1,000,000,000

      Growth Series Class A                           250,000,000
      Growth Series Class C                           250,000,000
      Growth Series Advisor Class                   1,000,000,000

      DynaTech Series Class A                         250,000,000
      DynaTech Series Class C                         250,000,000

      Utilities Series Class A                        400,000,000
      Utilities Series Class C                        400,000,000
      Utilities Series Advisor Class                1,000,000,000

      SECOND:   The Board of Directors of the Corporation, in accordance with
Section 2-105(c) of the Maryland General Corporation Law, has adopted a resolution increasing the aggregate number of authorized shares of capital stock by four billion (4,000,000,000) so that the Corporation has authority to issue twenty-three billion (23,000,000,000) shares of capital stock.

      THIRD:    The Board of Directors has classified one billion
(1,000,000,000) of the increased shares of capital stock as U.S. Government Securities Class B shares, one billion (1,000,000,000) of the increased shares of capital stock as Income Series Class B shares, seven hundred fifty million (750,000,000) of the increased shares of capital stock as Growth Series Class B shares, five hundred million (500,000,000) of the increased shares of capital stock as DynaTech Series Class B shares, and seven hundred fifty million (750,000,000) of the increased shares of capital stock as Utilities Series Class B shares.

      FOURTH:   As supplemented hereby, the total number of shares of capital stock that the Corporation is authorized to issue is twenty-three billion (23,000,000,000) shares with a par value of one cent ($.01) per share and an aggregate par value of $230,000,000, classified as follows:

      Class Designation                           Number of Shares

      U.S. Government Securities Series Class A     2,500,000,000
      U.S. Government Securities Series Class B     1,000,000,000
      U.S. Government Securities Series Class C     2,500,000,000
      U.S. Government Securities Advisor Class      1,000,000,000

      Income Series Class A                         4,600,000,000
      Income Series Class B                         1,000,000,000
      Income Series Class C                         3,600,000,000
      Income Series Advisor Class                   1,000,000,000

      Growth Series Class A                           250,000,000
      Growth Series Class B                           750,000,000
      Growth Series Class C                           250,000,000
      Growth Series Advisor Class                   1,000,000,000

      DynaTech Series Class A                         250,000,000
      DynaTech Series Class B                         500,000,000
      DynaTech Series Class C                         250,000,000

      Utilities Series Class A                        400,000,000
      Utilities Series Class B                        750,000,000
      Utilities Series Class C                        400,000,000
      Utilities Series Advisor Class                1,000,000,000

      FIFTH:    The U.S. Government Securities Series Class B shares, the
Income Series Class B shares, the Growth Series Class B shares, the DynaTech Series Class B shares, and the Utilities Series Class B shares (each referred to herein as a "Class B share" or, collectively, as the "Class B shares"), shall represent, respectively, interests in the same portfolio of investments as the existing classes of shares of the U.S. Government Securities Series, the Income Series, the Growth Series, the DynaTech Series, and the Utility Series of the Corporation, respectively (each such series hereafter referred to as a "Series"). Each Class B share of a Series shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption as the existing classes of shares of that Series, all as set forth in the Corporation's charter, except for the differences therein or hereinafter set forth:

           (1)(a) Dividends and distributions paid to holders of the Class B shares of a Series shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to that class from the dividends and distributions may vary with respect to that class from the dividends and distributions with respect to the other classes of capital stock of the Series to reflect differing allocations of the expenses of the Corporation and of the Series among the classes, which may include, without limitation, reductions for payments of fees under any 12b-1 Plan adopted for, or relating to, the Class B shares of the Series in accordance with the Investment Company Act of 1940 ("the 1940 Act"), and any resultant difference among the net asset values per share as the Board of Directors may deem appropriate.

           (2) Except as otherwise required by law, Class B shares of a series (I) shall have exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of Class B shares of the Series, including, without limitation, the provisions of any 12b-1 Plan adopted for, or relating to the Class B shares; and (ii) shall not have voting rights with respect to the provisions of any distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act applicable to any other class of the Series or with regard to any other matter submitted to a vote of stockholders which does not now or in the future affect the holders of the Class B shares of the Series.

           (3) Class B shares of each Series may be subject to an initial sales charge and to a service and/or distribution fee pursuant to the terms of the issuance of such shares, and the proceeds of the redemption of Class B shares of a Series may be reduced by the amount of any contingent deferred sales charge or other charge payable on such redemption pursuant to the terms of the issuance of the shares, as set forth in the Corporation's registration statement on Form N-1A pursuant to the Securities Act of 1933 and the 1940 Act (the "Registration Statement") and determined in accordance with the applicable provisions of the 1940 Act and the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

           (4) The allocation of investment income and losses, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation and of the Series among and between the classes of a Series and any other class of the Corporation's capital stock and the determination of their respective net asset values and rights upon liquidation of the Corporation or of the Series or upon dissolution of the Corporation shall be determined conclusively by the Board of Directors in a manner that is consistent with Rule 18f-3 of the 1940 Act and any existing or future amendment to that rule or any rule or interpretation under the 1940 Act that modifies, is an authorized alternative to, or supersedes that rule (the "Rule").

           (5) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) in accordance with the Rule, the 1940 Act and applicable rules and regulations of the NASD, and reflected in the Registration Statement with respect to the particular Series, Class B shares of the Series may be converted automatically into Class A shares of the Series based on the relative net asset values of those classes of the Series at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, the officers of the corporation) and reflected in the Registration Statement with respect to the Series.

      SIXTH:    The Corporation is registered as an open-end company under the
Investment Company Act of 1940. The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(C) of the Corporations and Associations Article of the Annotated Code of Maryland. The shares of capital stock classified herein have been classified by the Board of Directors pursuant to authority contained in the Charter of the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its undersigned authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, the matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects.

Presented and witnessed on this 15th day of December, 1998.

                               FRANKLIN CUSTODIAN FUNDS, INC.



                               By:  /s/C.B. Johnson
                                       Charles B. Johnson, President

WITNESS:   /s/Brian E. Lorenz
              Brian E. Lorenz, Secretary